                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    /X/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                        ALPHA PROTECH LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                   OPTON HANDLER GOTTLIEB FEILER & KATZ, LLP
                                ATTORNEYS AT LAW
                              52 VANDERBILT AVENUE
                         NEW YORK, NEW YORK 10017-3808
                                 (212) 599-1744
                                October 29, 1996

BY UPS OVERNIGHT

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549
RE: ALPHA PRO TECH, LTD.
    COMMISSION FILE NO. 0-19893

ATTENTION: SHELLEY E. PARRATT, ASSISTANT DIRECTOR

Dear Ms. Parratt:

    Pursuant to the Commission's Proxy Rules, in connection with a Special Meeting of Stockholders of the above referenced Registrant anticipated to be held on December 30, 1996, an electronic filing was made with the Commission on the date hereof consisting of preliminary copies of proxy material as follows:

        1. Notice of Special Meeting of Stockholders and Proxy Statement.

        2. Form of Proxy.

        3. Financial Statements contained int he Company's Annual Report to Stockholders for the year ended December 31, 1995 and quarterly Financial Statements as contained in previously filed Forms 10-Q for the quarters ended March 31 and June 30, 1996.

    Shareholders are being asked to approve the issuance of 2,475,000 newly issued shares of the Company's Common Stock to certain officers and directors in exchange for a like number of shares currently held in escrow, all as more fully described in the Proxy Statement.

    While shareholder approval is being sought, the transaction contemplated does not require the approval of shareholders under either state or Federal law.

    The Company had previously submitted preliminary proxy material in connection with the same subject matter for a meeting to be held in August 1995. The Company postponed its plan to hold that meeting, but did, however, receive comments from the Staff pursuant to letter dated July 12, 1995, a copy of which is enclosed.

    The enclosed copy of the Staff's Letter of Comments have been keyed to the enclosed marked copy of the preliminary proxy material showing where such comments have been complied with to the extent applicable.

    In addition, please note the following:

        1. The new shares to be issued are no longer subject to an escrow agreement and all reference to such New Escrow Agreement has been eliminated.

        2. The matters previously pending before the British Columbia Securities Commission have been settled and appropriate disclosure with respect thereto is now included in the Proxy Statement.

    It is anticipated that definitive copies of the proxy material will be mailed to stockholders on or about November 20, 1996.

    Proxies were solicited with respect to the Annual Meeting for 1996 and in our opinion, such solicitation was in accordance with the Commission's Proxy Rules.

    We would appreciate your early review of the enclosed material.

                                             Respectfully submitted,

                                             OPTON HANDLER GOTTLIEB FEILER & KATZ

                                             By:
                                                        ------------------------------------------
                                                                       Peter Landau

PL:mdy
Enclosures

PRELIMINARY COPY--FOR INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                              ALPHA PRO TECH, LTD.
                               60 CENTURION DRIVE
                                   SUITE 112
                                MARKHAM, ONTARIO
                                    L3R 9R2
                           TELEPHONE: (905) 479-0654
                           NOTICE OF SPECIAL MEETING

    TAKE NOTICE that a Special Meeting of Shareholders of Alpha Pro Tech, Ltd., (the "Company") will be held at the offices of the Company, 60 Centurion Drive, Suite 112, Markham, Ontario, Canada

                           MONDAY, DECEMBER 30, 1996

at the hour of 10:00 o'clock a.m. (local time) for the following purposes:

        1. To approve the exchange by certain officers and directors of 2,475,000 shares of the Company's Common Stock currently held in Escrow for a like number of newly issued shares of Common Stock.

        2. To transact such other business as may properly come before the Meeting.

    Accompanying this Notice is the Proxy Statement and Form of Proxy.

    Only Shareholders of record at the close of business on November 15, 1996 will be entitled to vote at the meeting and any adjournments thereof.

    DATED: Markham, Ontario, November   , 1996

                       BY ORDER OF THE BOARD OF DIRECTORS

                                  "Al Millar"
                                   President

                             YOUR VOTE IS IMPORTANT

    PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU CHOOSE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

PRELIMINARY COPY--FOR INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                              ALPHA PRO TECH, LTD.
                               60 CENTURION DRIVE
                                   SUITE 112
                                MARKHAM, ONTARIO
                                    L3R 9R2

                                PROXY STATEMENT

                             REVOCABILITY OF PROXY

    This Proxy Statement and accompanying proxy are first being sent to
shareholders on or about November   , 1996.

    The accompanying proxy is solicited by the Board of Directors. It may be revoked at any time before being voted by written notice given to the secretary of the meeting or by the delivery of a later dated proxy. Shares represented by properly executed proxies received by the Company prior to the meeting and not revoked, will be voted, and where a shareholder specifies a choice with respect to the matter to be voted upon, the shares will be voted in accordance with the specifications so made. Where no specification is made the proxies will be voted FOR Proposal 1. described in this Proxy Statement. The Board of Directors is not aware at the date hereof of any other matter proposed to be presented at the meeting, and does not believe that any matter may be properly presented other than Proposal 1. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretionary authority to vote thereon according to their best judgment. Presence at the meeting does not of itself revoke the proxy.

                                     VOTING

    The only securities of the Company entitled to be voted are shares of Common Stock.

    A quorum consisting of a majority of all shares outstanding and entitled to vote at the meeting, present in person or by proxy, is required for the purpose of considering the matter to come before the meeting. A quorum being present, approval of the issuance of shares to certain officers and directors requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote.

    At the meeting, abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of computing the vote required for approval of matters to be voted on at the meeting, shares held by shareholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a shareholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares represented at the meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and
(ii) the broker or nominee does not have discretionary voting power on such matter.

    The Company is authorized to issue 50,000,000 Common Shares, par value $.01 per share. There is one class of shares only. There are issued and outstanding shares as of the close of business November 15, 1996, the record date for the meeting, each of which is entitled to one vote on each matter to be voted on at the meeting.

                        PERSONS MAKING THE SOLICITATION

    Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse shareholder's nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information as of November   , 1996
with respect to shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer of the Company, by all officers and directors as a group, and by persons known to the Company to be beneficial owners of more than 5% of the Company's Stock.

                                                              NUMBER OF SHARES
DIRECTORS, EXECUTIVE OFFICERS                                   BENEFICIALLY
AND 5% SHAREHOLDERS                                                 OWNED        PERCENT OF CLASS
------------------------------------------------------------  -----------------  -----------------
Cede & Co...................................................       10,348,384*            46.8%
  Box 20 Bowling Green, Sta.
  New York, NY
  U.S.A. 10004
Al Millar, President & Director.............................        1,341,611(1 (7)           6.1%
  423 Herridge Circle
  Newmarket, Ontario
  L3Y 7H7
  Canada
Sheldon Hoffman, CEO and Director...........................        1,049,297(2 (7)           4.7%
Robert H. Isaly, Director...................................          615,613(3)           2.8%
John Ritota, Director.......................................          140,194(4)           0.6%
Lloyd Hoffman, VP & Controller..............................          273,000(5)           1.2%
Donald E. Bennett, Jr., Pres.,
  Apparel Division of Company...............................          163,334(6)           0.7%
All Directors and Officers as a Group (6 persons)...........        3,583,049             16.2%

------------------------

* This company is nominee for beneficial owners of these shares whose identity is unknown to the Company.

**  Not standing for re-election as a director.

(1) Includes 300,000 options currently exercisable at $0.75 per share, expiring October 27, 1998; 200,000 currently exercisable options at $1.34 per share, expiring December 21, 2000; 46,840 currently exercisable Warrants at $1.03 per share expiring January 31, 1997; and includes 44,198 shares and currently exercisable options to purchase 35,000 shares at $0.75 per share owned beneficially by Mr. Millar's wife as to which Mr. Millar denies beneficial ownership.+

(2) Includes 300,000 currently exercisable options at $0.75 per share, expiring October 27, 1998; 200,000 options currently exercisable at $1.34 per share, expiring December 21, 2000; Warrants to purchase 48,544 shares at $1.03 per share expiring January 31, 1997; and includes 42,821 shares owned beneficially by Mr. Hoffman's wife, as to which Mr. Hoffman denies beneficial ownership. Does not include 420,051 shares held by Hoffman Family Trust, as to which Mr. Hoffman denies beneficial ownership. The beneficiaries of the Hoffman Family Trust are Mr. Hoffman's wife and their two children. Mr. Hoffman does not have the power to vote or dispose of the shares held by the Trust.+

(3) Includes 141,523 shares owned beneficially by Mr. Isaly's wife, as to which Mr. Isaly denies beneficial ownership; 108,000 currently exercisable options at $0.75 per share, expiring October 27, 1998; and 50,000 options currently exercisable at $1.34 per share expiring December 21, 2000.+

(4) Includes currently exercisable options to purchase 50,000 shares at $0.75 per share, expiring October 27, 1998; 50,000 currently exercisable options at $1.34 per share expiring December 21, 2000; and includes 2,000 shares held by Mr. Ritota's wife as to which Mr. Ritota denies beneficial ownership.+

(5) Includes 135,000 options currently exercisable at $0.75 per share, expiring October 27, 1998, 25,000 options currently exercisable at $1.34 per share expiring December 21, 2000; and 5,000 shares beneficially owned by Mr. Hoffman's wife, as to which Mr. Hoffman denies beneficial ownership. Mr. Hoffman disclaims beneficial ownership with respect to any shares of the Company held in the Hoffman Family Trust (see (2) above), except to the extent of his pecuniary interest therein.+

(6) Includes 100,000 options currently exercisable at $1.00 per share, 50,000 of which expire on April 29, 1999 and 50,000 of which expire on December 31, 1999; 25,000 currently exercisable options at $2.03 per share, expiring June 22, 2000; 25,000 options currently exercisable at $1.34 per share, expiring December 21, 2000; and 6667 Warrants currently exercisable at $.75 per share, expiring March 1, 1999.+

(7) Pursuant to an escrow agreement made in June 1989 between the National Trust Company, the Company and certain shareholders of Alpha Pro Tech, Ltd. (the "Escrow Agreement"), 3,150,000 of the Company's shares are held in escrow by the National Trust Company, Vancouver, B.C., and are subject to certain performance criteria before they are released. The Escrow Agreement provides that the shares will be released to the shareholders, pro rata, on the basis of one share for each $0.30 of Net Cumulative Cash Flow (as defined in the Escrow Agreement) in any fiscal period commencing June 1, 1989. The Escrow Agreement was a condition of an agreement relating to the purchase of certain assets by the Company to commence the manufacturing and marketing of its products, and a requirement of the Vancouver Stock Exchange. The shareholders pursuant to the Escrow Agreement included the following persons named in the foregoing table in the following amounts: Al Millar as to 675,00 shares; Sheldon Hoffman as to 337,500 shares; Hoffman Family Trust as to 337,500 shares; Irving Bronfman as to 675,000 shares and Robert Isaly, on behalf of various persons, as to 450,000 shares. The balance of 675,000 shares were owned by John Russell and are deemed to be cancelled. See "Conflicts of Interest".

+ A currently exercisable option or warrant is one which is exercisable within 60 days from the date hereof.

    Percentages are based on 20,237,123 Common Shares of the Company outstanding on May 10, 1996 plus currently exercisable options and warrants for 1,920,051 shares held by directors and officers, for an aggregate total of 22,157,174 shares.

    Messrs. Sheldon Hoffman, Al Millar and Lloyd Hoffman are residents of Canada and Messrs. Ritota, Isaly and Bennett reside in the United States.

CONFLICTS OF INTEREST

    No director or executive officer of the Company, none of the persons who have been directors or executive officers of the Company since the commencement of the Company's last completed fiscal year and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than as disclosed under the heading "Proposal 1. Approval of Issuance of 2,475,000 Shares to Certain Officers and Directors in Exchange For a Like Number of Shares Held in Escrow".

    If Proposal 1. is approved, it will be easier for those officers and directors affected by the Proposal to obtain release of their shares from escrow than would otherwise be the case.

PROPOSAL 1.

    APPROVAL OF THE EXCHANGE BY CERTAIN OFFICERS AND DIRECTORS OF 2,475,000 SHARES OF THE COMPANY'S COMMON STOCK CURRENTLY HELD IN ESCROW FOR A LIKE NUMBER OF NEWLY ISSUED SHARES OF COMMON STOCK.

    Pursuant to an escrow agreement made in June 1989 between the National Trust Company, the Company and certain shareholders of Alpha Pro Tech, Ltd. (the "Escrow Agreement"), 3,150,000 of the Company's shares are held in escrow by the National Trust Company, Vancouver, B.C., and are subject to certain performance criteria before they are released. The Escrow Agreement provides that the shares will be released to the depositing shareholders, pro rata, on the basis of one share for each $0.30 of Net Cumulative Cash Flow (as defined in the Escrow Agreement) in any fiscal period commencing June 1, 1989. The Escrow Agreement was a condition of an agreement relating to the purchase of certain assets by the Company to commence the manufacturing and marketing of its products, and was a requirement of the Vancouver Stock Exchange. The shareholders participating in the Escrow Agreement included the following persons in the following amounts: Al Millar, President and Director of the Company as to 675,000 shares; Sheldon Hoffman, CEO and a Director of the Company as to 337,500 shares; Hoffman Family Trust (a trust for the benefit of members of Sheldon Hoffman's family), as to 337,500 shares; Irving Bronfman a former Director of the Company as to 675,000 shares and Robert Isaly, currently a Director of the Company, on behalf of various persons, as to 450,000 shares. The balance of 675,000 shares were owned by John Russell the inventor of certain products currently being manufactured by the Company, the rights to which were purchased by the Company in June, 1989. These 675,000 shares were cancelled pursuant to a Litigation Settlement Agreement dated August 19, 1994, the terms of which provided for the payment by the Company of $260,000 to Mr. Russell and the cancellation of the 675,000 shares.

    The Board of Directors of the Company (including Messrs. Millar, Hoffman and Isaly) have authorized, subject to the approval of the Shareholders of the Company, the issuance of 2,475,000 shares of its Common Stock in exchange for the 2,475,000 shares of Company Common Stock presently owned by Al Millar, President, Sheldon Hoffman, CEO, the Hoffman Family Trust, Irving Bronfman and Robert Isaly, ("Exchanging Shareholders"), and which are subject to the existing Escrow Agreement. The Common Stock to be issued will be identical in all respects to the Common Stock to be surrendered by the Exchanging Shareholders. The Common Stock of the Exchanging Shareholders, as noted above is subject to the Escrow Agreement of June 1989. There is no legal requirement for the Company to obtain shareholder approval for this transaction.

    The Escrow Agreement provides that the Exchanging Shareholders are to receive all dividends on the shares and have the right to vote the shares. it also provides that the shares now held in escrow would be released to the shareholders pro rata if certain performance criteria noted above, are met, and that any shares not so released before April 5, 1999 would be surrendered to the Company for cancellation at that time.

    The Board desires to issue the shares free of any escrow arrangement because it is the Board's belief that the current escrow terms do not give any weight to certain achievements the Company has attained since these conditions were imposed, notwithstanding that the Company has failed to record profits or to increase stockholders equity in any material amount in the last several years, and that it wrote off $4,922,000 of intangible assets and reported a net loss of $5,971,000 for the year ended December 31, 1995. Since the time that the escrow conditions were imposed, it is the Board's opinion that those persons whose shares are in escrow have made valuable contributions to the Company's substantial and measurable growth including seeking out and consummating suitable acquisitions of companies, assets and products; raising the working capital necessary to fund the operations of the Company; increasing sales from approximately $300,000 per year in 1991 to $13,000,000 as at December 31, 1995, and $7,500,000 for the six months ended June 30, 1996; and expanding the business from one manufacturing facility and 20 employees in 1989 to approximately 500 employees in six manufacturing facilities as of September 30, 1996.

    In order to implement the issuance of the 2,475,000 new shares of Common Stock to the Exchanging Shareholders;

    a. The Exchanging Shareholders will assign to the Company their rights to shares of Common Stock subject to the June 1989 Escrow Agreement in exchange for the same number of new shares of Common Stock.

    b. The certificates for the shares held by National Trust Company would be surrendered to the Company for cancellation no later than April 5, 1999, although the Company intends to seek the cancellation of the shares as soon as practicable.

    On November 10, 1995, Sheldon Hoffman a Director and CEO of the Company and Alexander Millar, a Director and President of the Company settled all outstanding matters pending before the British Columbia Securities Commission (the "BCSC"), which were commenced in March 1992 by the British Columbia Superintendent of Brokers ("Superintendent"). The settlement provides that as to each of Messrs. Hoffman and Millar: a Cease Trade Order as to sales by them of the Company's securities in British Columbia shall remain in effect for 2 years; each shall be prohibited from becoming or acting as a director or officer of any British Columbia reporting issuer, other than the Company, until such time as they have successfully completed a course of study satisfactory to the Superintendent concerning the duties of directors and officers of reporting issuers; full payment to the BCSC shall have been made of $29,000 as to Hoffman and $14,500 as to Millar; and the Superintendent consents to their acting in the capacity of a director or officer of a British Columbia reporting issuer. All matters pending as to Robert Isaly, a Director of the Company, were dropped.

    The proposed arrangement would have the effect of permitting the Escrowees to alienate their shares at such time as they are issued to the Exchanging Shareholders. As to Messrs. Hoffman and Millar, pursuant to the above referenced settlement with the BCSC, they cannot sell any shares of the Company's Common Stock in British Columbia for the two (2) year period ending November 9, 1997.

    The Common Stock to be received by the Exchanging Shareholders are "restricted securities,' as that term is defined under Rule 144 promulgated under the Securities Act 1933. In general under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions of Rule 144, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted securities of the Company beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on NASDAQ, a national securities exchange or a consolidated transaction reporting system, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three-months immediate preceding the sale and who has beneficially owned restricted shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

    The Company has agreed with the Exchanging Shareholders that, if it shall cause to be filed with the Securities and Exchange Commission a Registration Statement, the Exchanging Shareholders shall have the right ("piggyback right") during the three year period commencing one year from the issuance of the shares to the Exchanging Shareholders to include such shares in such Registration Statement at no expense to them.

    During the last three Fiscal years, each of the Escrowees would not have been eligible to receive any shares out of Escrow applying the formula for the Escrow Agreement.

    If this proposed transaction is approved by Shareholders, for which approval a majority vote of those shares present at the meeting in person or by proxy is required, there would be no effective change to the capitalization of the Company. The number of shares issued and outstanding after the transaction would effectively be the same as that outstanding prior to the transaction. No action is presently contemplated to be taken by the Company in the event Proposal 1. is not approved by the shareholders.

    In considering the proposal to authorize the issuance and exchange of Common stock, your attention is directed to the financial statements and managements's discussion and analysis as presently appearing in the Company's (1) Annual Report on Form 10 K for the year ended December 31, 1995, and (2) Forms 10-Q filed with the Securities and Exchange Commission in 1996, copies of which financial statements are enclosed herewith and incorporated herein by reference.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS TRANSACTION.

OTHER MATTERS

    Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting. However, should any other matters properly come before the meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                  "AL MILLAR"
                                   President

PRELIMINARY COPY--FOR INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                              ALPHA PRO TECH, LTD.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Al Millar, Sheldon Hoffman and Robert Isaly, and each of them individually with the power of substitution, as Proxy or Proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Special Meeting of Stockholders of the company to be held at the office of the Company, 60 Centurion Drive, Suite 112, Markham, Ontario on December 30, 1996 at 10:00 A.M. local time and at any adjournment thereof, hereby revoking any prior Proxy or Proxies. This Proxy when property executed will be voted as directed herein by the undersigned. If no direction is made, shares will be voted FOR Proposal 1.

             (CONTINUED, AND TO BE DATED AND SIGNED, ON OTHER SIDE)

1.         Proposal to approve the issuance of 2,475,000 shares to certain officers and directors, in exchange for a like number of shares:

                For: ____        Against: ____       Abstain: ____

                                      (Signatures should conform exactly to name shown on the proxy. Where shares are held by join tenants, both should sign. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title).

                                      Dated:_______________________________ 1996

                                      ------------------------------------------

                                      Signature

                                      ------------------------------------------

                                      Signature if held jointly

    Date sign and return the Proxy Card promptly using the enclosed envelope.